Exhibit 10.9

ASSET PURCHASE AGREEMENT
(Mining Claims)

January 10, 2014

FROM;
DNA Precious Metals Inc., a body duly incorporated as per the laws of Nevada, USA, having its principal operations office at 9125 Pascal Gagnon, suite 204, Saint-Leonard, Québec,  H1P-1Z4, Canada herein represented by  Ronald Mann, CEO and President.

(Hereinafter the Purchaser and/or The Offeror)

TO:	Fayz Yacoub residing at 6498-128 B Street Surrey BC V3W 9P4 and
Ramy Yacoub residing at 6498-128B Street, Surrey BC, Basement, V3W9P4
(Hereinafter the Seller(s))

 (the Offeror and the Seller hereinafter collectively referred to as the “Parties”)

PREAMBLE

WHEREAS the Seller is the owner of the following mining claims, located in the Montauban and Chavigny townships near Grondines West, in the county of Portneuf, the  “St. Anne Claims” , the “Mining Claims”:

Ramy Yacoub 100 % Ownership			Fayz Yacoub 100 % Ownership		The following 11 claims are pending and included in this agreement
CLAIM No.#	CLAIM No.#	CLAIM No.#	CLAIM No.#	CLAIM No.#
CDC 2347295	CDC 2347294	CDC 2347285	CDC 2191457	CDC 2331342	Range/Lot	Area (ha)
CDC 2347296	CDC 2347293	CDC 2347304	CDC 2191456	CDC 2336204	SAAC/149-1	10.96
CDC 2395248	CDC 2347292	CDC 2347303	CDC 2195875	CDC 2331341	SAAC/150-1	11.14
CDC 2395247	CDC 2347291	CDC 2347302	CDC 2190140	CDC 2331340	SAAC/151-1	11.79
CDC 2395246	CDC 2351497	CDC 2347301	CDC 2191512	CDC 2331339	SAAC/152-1	11.87
CDC 2395245	CDC 2347290	CDC 2347300			SAAC/153-1	9.22
CDC 2395244	CDC 2347289	CDC 2347299			SAAC/154-1	8.47
CDC 2395243	CDC 2347288	CDC 2347298			SAAC/155-1	6.63
CDC 2395242	CDC 2347287	CDC 2347297			SAAC/156-1	3.83
CDC 2395241	CDC 2347286				SAAC/155A	4.64
					SATH/Lot 290	21.58
					1RPR/Lot 315	32.58
all claims are on the government map: SNRC 31i16 ____________________________________________________________________________________________________

WHEREAS the St. Anne Claims are as of the date of the Agreement free and clear of all encumbrances and the Sellers have a 100 % interest in the claims and all metals found on the property.

WHEREAS the Seller wishes to sell to the Purchaser whom agrees to buy the said St Anne claims;

WHEREAS the Purchaser is vested with the powers and is duly qualified to enter into and execute this Asset Purchase agreement;

NOW THEREFORE, THE OFFEROR HERETO DECLARES AS FOLLOWS:

1.00         PREAMBLE

The preamble is an integral part of this Asset purchase agreement.

2.00        OBJECT

Subject to the express condition that the Seller will observe, respect and comply with all clauses, conditions and stipulations herein, the Purchaser hereby purchases from the Seller the St. Anne claims: located in the Montauban and Chavigny townships near Grondines West, in the county of Portneuf:

Ramy Yacoub 100 % Ownership			Fayz Yacoub 100 % Ownership		The following 11 claims are pending and included in this agreement
CLAIM No.#	CLAIM No.#	CLAIM No.#	CLAIM No.#	CLAIM No.#
CDC 2347295	CDC 2347294	CDC 2347285	CDC 2191457	CDC 2331342	Range/Lot	Area (ha)
CDC 2347296	CDC 2347293	CDC 2347304	CDC 2191456	CDC 2336204	SAAC/149-1	10.96
CDC 2395248	CDC 2347292	CDC 2347303	CDC 2195875	CDC 2331341	SAAC/150-1	11.14
CDC 2395247	CDC 2347291	CDC 2347302	CDC 2190140	CDC 2331340	SAAC/151-1	11.79
CDC 2395246	CDC 2351497	CDC 2347301	CDC 2191512	CDC 2331339	SAAC/152-1	11.87
CDC 2395245	CDC 2347290	CDC 2347300			SAAC/153-1	9.22
CDC 2395244	CDC 2347289	CDC 2347299			SAAC/154-1	8.47
CDC 2395243	CDC 2347288	CDC 2347298			SAAC/155-1	6.63
CDC 2395242	CDC 2347287	CDC 2347297			SAAC/156-1	3.83
CDC 2395241	CDC 2347286				SAAC/155A	4.64
					SATH/Lot 290	21.58
					1RPR/Lot 315	32.58
all claims are on the government map: SNRC 31i16 ____________________________________________________________________________________________________

3.00        CONSIDERATION

3.01        Purchase Price

The total cash payment consideration is for $70,000. In addition, a stock  payment of 1,000,000 shares of DNA precious Metals Inc. common shares and a one percent (1%) net smelter return (NSR).

3.02	Terms and Conditions of Payment

a)	Cash Payment

The aforesaid purchase price is payable as follows: a payment of seventy thousand dollars ($70,000) of which ($55,000) is payable to Fayz Yacoub, and $15,000 to Ramy Yacoub. Upon the duly signed Asset Purchase Agreement, DNA Precious Metals will pay ten thousand dollars ($10,000) to Fayz Yacoub. The remaining balance of $60,000 shall be due on closing of the Agreement and transfer of the Mining Claims.

b)	Stock Payment

The purchaser agrees to issue 1,000,000 shares of DNA Precious Metals Inc. common stock, and deliver on the closing, of which 800,000 shares will be in the name of Fayz Yacoub and 200,000 shares in the name of Ramy Yacoub.  The closing date of this agreement shall be 60 days from signing of the duly executed Asset Purchase Agreement.

c)	Net Smelter Return (NSR)

A one percent (1%) Net Smelter Return Royalty on all metals found on the property, of which a half of percent (1/2%) can be bought back by DNA precious Metals Inc for eight hundred thousand dollars ($800,000). The 1% net smelter return will be registered as follows; eight tenths of one percent (0.8%) in the name of Fayz Yacoub, and two tenths of one percent (0.2%) in the name of Ramy Yacoub.

The transfer of the mining claims herein mentioned in the agreement shall be transferred by the Sellers upon the cash payment of seventy thousand dollars ($70,000).

The Sellers shall provide DNA Precious Metals Inc. the duly signed forms for the transfer of titles, as required for the transfer of the claims by the Loi sur les Mines (Québec; for deposit by DNA Precious Metals Inc. of the said forms with the proper authorities).

4.00        SPECIAL PROVISIONS

4.01	Property Reports

The Seller agrees to provide an inventory of Property Reports on the Mining Claims, including the 43 101 and deliver this inventory and the reports to the Purchaser on signing of this Agreement and gives unconditional and irrevocable permission in his authority for use of all Property Reports however the Purchaser sees fit, including Press Releases and incorporation into the Purchasers Reports and Corporate Presentations.

4.02        Representations and Guarantees of the Seller

The Seller represents and guarantees the following to the Purchaser.  In addition, the Seller acknowledges that every one of the said representations and guarantees are conditions without which the Purchaser would not contract.  Also, the said representations and guarantees shall be veracious at the time of signing the Sale Agreement.

a)	The Sellers are individuals.

b)	The Seller is the sole owner of the Mining claims, by good and valid title and the Seller has not granted any real or personal right in regard to these mining Claims;

c)	The Seller has the right and the capacity to own the Mining Claims and can freely dispose of them.

d)	The Seller is not involved in any agreement which could affect his rights as to the Mining Claims.

e)
The Mining Claims are free and clear of all hypothecs, claims, sureties, assignments, seizures or other whatever that could encumber it, including any royalties and NSR, whether for minerals, metals, extracts or any byproducts.

f)
The sale of the Mining Claims is not to be construed as a sale of an enterprise as defined by the Civil Code of Quebec, i.e. the sale of all or a substantial part of the Seller’s business which is made outside the ordinary course of business.

g)	The Seller is a Canadian resident as defined by the Income Tax Act (Federal) and the Taxation Act (Quebec).

h)
The Mining Claims are in good standing, are not in default of property payments or fees, comply with laws, by-laws and orders in force.  In addition, the Seller has neither received any notice, or been informed of any offence or irregularities to such laws, by-laws or orders, including the Loi sur la qualité de l’environnement

i)
The Mining Claims do not infringe any law respecting the environment protection, including the Loi sur la qulité de l’environnement., and any business conducted has been in accordance with all applicable laws, and that the claims and underlying properties are exempt from dangerous or toxic substances, pollution or other unfavorable conditions from the mining activities conducted and that could result in any environmental responsibility

j)
No obligation to restore or conduct any environmental restoration does exist in relation with the claims and underlying properties, and the Seller is unaware of any circumstance that could give rise to  such  obligation, for work conducted by the Seller and by its predecessors;

k)	The Seller is not aware of any change or circumstance which might negatively affect any of the representations made hereinabove, or that could mislead the Purchaser.

4.03        Representations of the Purchaser

a)	The Purchaser is duly constituted

b)	The Purchaser is a Canadian resident as defined by the Income Tax Act (Federal) and the Taxation Act (Quebec).

4.04        Save Harmless

The parties agree to save each other harmless of any and all damages (including interests and legal fees caused by any false or incomplete declaration and representations.)

4.05        Legal Guarantees

The sale of the Mining Claims shall be covered by all guarantees foreseen in the Civil Code of Quebec.
.

4.06        Taking Possession and Ownership

The Purchaser shall become the owner of the Mining Claims upon the full cash payment of $70,000 and the delivery of 1,000,000 shares common stock of DNA Precious Metals Inc to the seller.

4.07        Taking Over the Risks

The Seller shall remain liable for all losses related to the Mining Claims prior to the date agreed upon for taking possession.

4.08         No Intermediary

The Parties declare not to have retained the services of any intermediary (i.e. agent, broker or the like) in relation to the presentation, acceptance and conclusion of this Asset purchase agreement.

4.09         Expenses

All fees and expenses related to the drafting and signing of the Sale Agreement shall be borne by the Purchaser.

5.00        GENERAL PROVISIONS

Unless otherwise stated in this Asset purchase agreement, the following provisions apply.

5.01        "Force Majeure"

Neither party shall be considered in default of this Asset purchase agreement if the fulfillment of all or part of its obligations are delayed or prevented due to "force majeure".  "Force majeure" is an external unforeseeable and irresistible event, making it absolutely impossible to fulfill an obligation.

5.02        Severability

If any section, paragraph, or provision (in all or in part) in this Asset purchase agreement is held invalid or unenforceable, it shall not, in any way, have any effect on any other section, paragraph or provision in this Asset purchase agreement, nor on the remaining section, paragraph, or provision unless otherwise clearly provided for under this Asset purchase agreement.

5.03        Notices

Any notice intended for either party is deemed to be validly given if it is done in writing and sent by registered or certified mail, by bailiff or by courier service to such party’s address as stated in this Asset purchase agreement, or to any other address that the concerned party may have notified in writing to the other party.  A copy of any notice sent by e-mail shall also be sent according to one of the above-mentioned delivery modes.

5.04        Headings

The headings in this Asset purchase agreement are used only for reference and convenience purposes; they do not modify in any manner the significance or the object of the provisions they designate.

5.05        Schedules

Whenever the Schedules of this Asset purchase agreement are duly initialed by all Parties, they are considered as an integral part of the said Asset purchase agreement.

5.06        Non-Waiver

The apathy, negligence or tardiness of a party to use a right or recourse by virtue of this Asset purchase agreement should not, in any case, be considered as a renunciation to such right or recourse.

5.07        Cumulative Rights

All rights mentioned in this Asset purchase agreement are cumulative and non-alternative.  The waiving of a right shall not be interpreted as waiving any other right.

5.08        Entire Agreement

This Asset purchase agreement (after its acceptance) constitutes the entire agreement entered into between the Parties.  Declarations, representations, promises or conditions other than those stated in this Asset purchase agreement, cannot be construed in any way as to contradict, modify or affect the provisions of this Asset purchase agreement.

5.09        Amendment

This Asset purchase agreement (after its acceptance) cannot be amended or modified except by another written document duly signed by all Parties.

5.10        Gender and Number

Where appropriate the singular number set forth in this Asset purchase agreement shall be interpreted as plural and the neuter gender as masculine or feminine.

5.11        Computation of Periods

With regard to the computation of periods relating to this Asset purchase agreement:

a)	the first day of the period is not taken into account, but the last one is;

b)	the non-juridical days i.e. Saturdays, Sundays and public holidays are taken into account;

c)	whenever the last day is a non-juridical one, the period is extended to the next juridical day.

5.12        Governing Law

This Asset purchase agreement shall be construed and enforced in accordance with the laws of the Province of Quebec.

5.13        Election of Domicile

If this Asset purchase agreement is accepted, the Parties agree to elect domicile in the judicial district of Montreal, Province of Quebec, for the hearing of any claim arising from the interpretation, application, completion, term, validity and effects of this Asset purchase agreement.

5.14        Numerous Copies

Each copy of this Asset purchase agreement is considered as an original whenever duly initialed and signed by all Parties, it being understood however that all of these copies refer to the one and same Asset purchase agreement.

5.15        Successors

This Asset purchase agreement (after its acceptance) shall be binding upon and inure to the benefit of each of the Parties and their respective successors, heirs and assigns.

5.16        Solidarity

Whenever one of the Parties is constituted of two or more persons, these persons are jointly and solitarily obligated and liable towards the other party.

5.17        Elapsed Time

Except for the obligation of the Purchaser to pay the purchase price, whenever one of the Parties must fulfill an obligation under this Asset purchase agreement within a limited period of time, the mere lapse of time passing by will constitute a formal notice of default to the said party.

5.18        Non-Transfer

None of the Parties may transfer, in any way, his rights in this Asset purchase agreement (after its acceptance) to a third party without obtaining first a written consent from the other party.

5.19        Language

The Parties hereto have expressly agreed that this Asset purchase agreement as well as all other documents relating thereto, be drawn up in English language only.  Les parties ont expressément convenu que cette offre d'achat de même que tous les documents s'y rattachant soient rédigés en anglais seulement.

5.20        Return of Claims

Subject to the terms and conditions of this asset purchase agreement, DNA Precious Metals Inc hereby agrees to return the mining claims (2.00) back to the owners if the cash balance of sale and DNA Stock Certificate is not delivered to the Seller within 10 days of the completed transfer of all the mining claims (2.00) to DNA Precious Metals Inc.

6.00         COMING INTO FORCE

This Asset purchase agreement comes into force as of its signing by the Offeror.

SIGNED IN THREE (3) COPIES,

ON THE         DAY OF                        , AT           HOURS

DNA Precious Metals Inc.

Fayz Yacoub	Per: Ronald Mann, CEO & President

Ramy Yacoub

WITNESS